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                              AGREEMENT

  This Agreement made and entered into this 31st day of March, 1997, by and between Verex Laboratories Inc., a Colorado Corporation (hereinafter referred to as "VEREX"), James M. Dunn M.D. (hereinafter referred to as "DUNN") and Birklea Ltd., a Irish Corporation (hereinafter referred to as "BIRKLEA").

                            	WITNESSETH

  WHEREAS; all of the parties hereto mutually agree that VEREX is indebted to DUNN in the amount of $2,517,239 as of March 31, 1997, and that;

  WHEREAS; all of the parties hereto mutually agree that VEREX is indebted to BIRKLEA in the amount of $2,325,000 as of March 31, 1997, and that;

  WHEREAS; VEREX is desirous of creating a better financial picture of its corporation for possible investors and/or joint venture possibilities, and that;

  WHEREAS; all of the parties hereto are desirous of improving the financial picture of VEREX;

  NOW THEREFORE; in consideration of the mutual promise between the parties it is hereby agreed as follows:

       1. DUNN hereby agrees to fully forgive and discarded the debt payable to him by VEREX in the amount of $2,517,239 as provided by his Employment Contract dated the 30th day of November, 1993.

       2. BIRKLEA hereby agrees to fully forgive and discharge the debt payable to it by VEREX in the amount of $2,325,000 pursuant to the Convertible Secured Note dated the 30th day of November, 1993.

       3. In consideration of the forgiveness of these obligations to VEREX by DUNN and BIRKLEA, VEREX agrees that the security interest that BIRKLEA now has in the Aztec product of VEREX shall not be disturbed except to the extent provided herein.

       4. It is agreed that in consideration of the forgiveness of these debts that VEREX will attempt to continue the development of Aztec and find a buyer for the product, either through an outright sale of the product or through a licensing and royalty agreement.


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       5. It is agreed that all monies obtained from whatever source, whether it be licensing fees, advanced royalties, royalties or any other source of income from Aztec shall be divided as follows:

       1. Fifty percent (50%) of such income shall go directly to VEREX, twenty five percent (25%) shall go to BIRKLEA and twenty five percent (25%) to DUNN, until such time as the entities have been paid the following amounts:

         	BIRKLEA - $4,650,000 and DUNN - $5,034,678

        6. This incentive amount is being paid on a contingent basis if the sale of Aztec can be made an in consideration of DUNN and BIRKLEA forgiving their existing debt owed by VEREX.

        7. It is agreed that in the event no money is received by VEREX on the sale of Aztec through any licensing or royalty agreement by December 31, 1998, and there are no signed contract by which any money is forthcoming from the sale of Aztec, BIRKLEA and Dunn will enter into a subsequent agreement. The agreement will reverse their existing relationship to the extent that DUNN will assign the patent for Aztec to VEREX and VEREX will then assign the patent to BIRKLEA .

           BIRKLEA will sign all of the necessary documentation satisfactory to both parties such that BIRKLEA will be the new owner with full right of ownership to the Aztec product. BIRKLEA will sign a security interest in the product similar to the one it now holds as a secured party to the Aztec product over to DUNN to the extent of $5,034,678. At that time and for a period of ten years (10) BIRKLEA shall have all rights title and interest to the product and shall attempt to sell the product under whatever fashion it can and will pay to DUNN twenty five percent (25%) of any and all proceeds derived from the sales of the product until such time as the debt of $5,034,678 is paid in full. After that time BIRKLEA will have no further obligation to pay any money to DUNN for this product.

        8. In addition to this amount, VEREX agrees that it shall divide ten percent (10%) of all income through licensing fees, advance royalties, royalties and any other source on VEREX formulations of Verin, C-R naproxen, C-R niacin and C-R dipyridamole to offset the forgiven debt of BIRKLEA and DUNN in the following amounts:

          	BIRKLEA - $2,325,000 and DUNN - $2,517,339

        9. The incentive amount described in Paragraph 5 above shall only be paid out of funds from the sale of Aztec. The funds described in Paragraph 8 above shall be used to reduce the actual debt amount


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           that has been forgiven by way of this agreement.


       10. The list of products stated in Paragraph 8 above specifically does not include the nanosphere technology. The reason for this is that VEREX is attempting to make some progress with outside investors and/or licensing companies for the nanosphere technology and including this product in this incentive of debt re-payment agreement could greatly hinder the progress of VEREX in its attempt to accomplish this goal. However, it is specifically agreed that any and all agreements made on the nanosphere technology shall remain with VEREX and no agreements shall be made for that technology outside of VEREX. All income whether through licensing fees, royalties, sale of product or whatever fees generated from the nanosphere technology will remain as assets of VEREX.

      11. It is agreed that the indebtedness as provided by the employment contract to DUNN dated the 30th day of November, 1993, shall be set at a firm amount as of this day as set out in the terms and conditions and the document creating the debt shall be frozen at this amount. No further obligation will be incurred under that agreement.

      12. It is agreed that the indebtedness as provided by the Convertible Secured Note to BIRKLEA dated the 30th day of November, 1993, shall be set at a firm amount as of this day as set out in the terms and conditions and the document creating the debt shall be frozen at this amount. No further obligation will be incurred under that agreement.

The parties have entered into this agreement on the date first above written.


                                             VEREX LABORATORIES, INC.,
                                             a Colorado Corporation



By:________________________________________
James M. Dunn, M.D., President



BIRKLEA, Ltd., a Irish Corporation



By:________________________________________




By:________________________________________
James M. Dunn, M.D., individually